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                                                                       EXHIBIT n


                             EXCELSIOR FUNDS, INC.
                                (the "Company")

       AMENDED AND RESTATED PLAN PURSUANT TO RULE 18f-3 FOR OPERATION OF
                             A MULTI-CLASS SYSTEM
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                               I.  INTRODUCTION
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          On February 23, 1995, the Securities and Exchange Commission (the
"Commission") adopted Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), which permits the creation and operation of a multi-class distribution structure without the need to obtain an exemptive order under
Section 18 of the 1940 Act. Rule 18f-3, which became effective on April 3, 1995, requires an investment company to file with the Commission a written plan specifying all of the differences among classes, including the various services offered to shareholders, different distribution arrangements for each class, methods for allocating expenses relating to those differences and any conversion features or exchange privileges. On May 19, 1995, the Board of Directors of the Company initially authorized the Company to operate a multi-class distribution structure in compliance with Rule 18f-3. This Plan pursuant to Rule 18f-3 is hereby amended and restated as of March 3, 2000.


                          II.  ATTRIBUTES OF CLASSES
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A.  Generally
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          The Company is authorized to offer two classes of shares - Shares and
Institutional Shares - in each of the Money, Government Money, Managed Income, International Fund, Treasury Money, Small Cap, Energy and Natural Resources, Latin America, Pacific/Asia, Pan European, and Short-Term Government Securities Funds; the Company is authorized to offer three classes of shares - Shares, Institutional Shares and Advisory Shares in each of the Blended Equity, Value and Restructuring and Intermediate-Term Managed Income Funds; and the Company is authorized to offer two classes of shares - Shares and Advisory Shares in the Large Cap Growth Fund (each, a "Fund" and, collectively, the "Funds"). The Real Estate, Emerging Markets and Technology Funds are authorized to issue one class of shares - Shares.

          In general, shares of each class shall initially be identical except for different expense variables (which will result in different total returns for each class), certain related rights and certain shareholder services. More particularly, the Shares, Institutional Shares and Advisory Shares of a Fund shall represent interests in the same portfolio of investments of the Fund, and shall be identical in all respects, except for: (a) the impact of (i) expenses assessed to a class pursuant to an Administrative Services Plan ("Services Plan") adopted for that class, and (ii) any other incremental expenses identified from time to time that should be properly allocated to one class so long as any changes in expense allocations are reviewed and approved by a vote of the Board of Directors, including a majority of the non-interested directors;
(b) the fact that
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each class shall vote separately on any matter submitted to shareholders that pertains to (i) the Services Plan adopted for that class or (ii) any class expense borne by that class; (c) the exchange privileges of each class of shares; (d) the designation of each class of shares of the Fund; and (e) any different shareholder services relating to a class of shares.


B.   Shareholder Servicing Arrangements
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     1.   Shares

          Shares of a Fund shall initially be available for purchase directly by individuals or by institutions. Shares of a Fund shall be offered without a sales charge.

          Shares of a Fund shall initially be subject to a fee payable to United States Trust Company of New York, U.S. Trust Company, their affiliates and correspondent banks, and other institutions (collectively, "Shareholder Organizations") pursuant to the Services Plan adopted for that class which shall not initially exceed .40% (on an annual basis) of the average daily net asset value of the Fund's Shares held by customers of such Shareholder Organizations.

          Shareholder services provided under the Services Plan adopted for the class may include: (i) assisting in processing purchase, exchange and redemption requests; (ii) transmitting and receiving funds in connection with customer orders to purchase, exchange or redeem shares; and (iii) providing periodic statements.

     2.   Institutional Shares

          Institutional Shares of a Fund shall initially be available for purchase directly by institutions. Institutional Shares of a Fund shall be offered without a sales charge.

          Institutional Shares of a Fund shall initially be subject to a fee payable to Shareholder Organizations pursuant to the Services Plan adopted for that class which shall not initially exceed .15% (on an annual basis) of the average daily net asset value of the Fund's Institutional Shares held by customers of such Shareholder Organizations.

          Shareholder services provided under the Services Plan adopted for the class may include (i) assisting in processing purchase, exchange and redemption requests; (ii) transmitting and receiving funds in connection with customer orders to purchase, exchange or redeem shares; and (iii) providing periodic statements.

     3.   Advisory Shares

          Advisory Shares of a Fund shall initially be available for purchase by financial intermediaries, such as financial planners and investment advisers, to participants in employer-sponsored contribution plans and to investors maintaining certain qualified accounts at financial institutions and certain other institutional investors. Advisory Shares of a Fund shall be offered without a sales charge.

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          Advisory Shares of a Fund shall initially be subject to a fee payable to Shareholder Organizations pursuant to the Services Plan adopted for that class which shall not initially exceed .25% (on an annual basis) of the average daily net asset value of the Fund's Advisory Shares held by customers of such Shareholder Organizations.

          Shareholder services provided under the Services Plan adopted for the class may include (i) assisting in processing purchase, exchange and redemption requests; (ii) transmitting and receiving funds in connection with customer orders to purchase, exchange or redeem shares; and (iii) providing periodic statements.


C.   Distribution Arrangements
     -------------------------

     Advisory Shares of each Fund shall not be subject to a sales charge but shall be subject to a fee payable pursuant to the Distribution Plan adopted for that class which shall not initially exceed .25% (on an annual basis) of the average daily net asset value of the Fund's outstanding Advisory Shares. Payments under the Distribution Plan will be used to compensate the Company's distributor for its services which are intended to result in the sale of Advisory Shares.


D.   Shareholder Services
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     1.   Exchange Privileges
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          a.  Shares

          Investors shall initially be permitted to exchange, without an exchange fee imposed by the Company, their Shares in a Fund for: (i) Shares of another investment portfolio offered by the Company; (ii) Shares of any investment portfolio offered by Excelsior Tax-Exempt Funds, Inc.; and (iii) Shares of any investment portfolio offered by Excelsior Institutional Trust, provided that such other shares may legally be sold in the state of the investor's residence.

          b.  Institutional Shares

          Holders of Institutional Shares generally shall initially be permitted to exchange, without an exchange fee imposed by the Company, their Institutional Shares in a Fund for Institutional Shares of any investment portfolio offered by Excelsior Institutional Trust, provided that such other shares may legally be sold in the state of the investor's residence.

          c.  Advisory Shares

          Holders of Advisory Shares generally shall initially be permitted to exchange, without an exchange fee imposed by the Company, their Advisory Shares in a Fund for Shares of the Blended Equity, Large Cap Growth, Value and Restructuring and Intermediate-Term

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Managed Income Funds provided that such other shares may legally be sold in the state of the investor's residence.

     2.   Retirement Plans
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          a.  Shares, Institutional Shares and Advisory Shares

          The Company generally shall initially make Shares, Institutional Shares and Advisory Shares available for purchase by investors in connection with the following tax-deferred prototype retirement plans: (i) IRAs (including "rollovers" from existing retirement plans) for individuals and their spouses;
(ii) profit-sharing and money-purchase plans for corporations and self-employed individuals and their partners to benefit themselves and their employees; and
(iii) Keogh plans for self-employed individuals.

     3.   Automatic Investment Program
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          a.  Shares

          The Company shall initially offer an automatic investment program whereby, in general, an investor may arrange to have Shares purchased automatically by authorizing the Company's transfer agent to withdraw funds from the investor's bank account.

     4.   Systematic Withdrawal Plan
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          a.  Shares

          The Company shall initially offer a systematic withdrawal plan whereby, in general, an investor may arrange to have Shares redeemed automatically.

E.   Methodology for Allocating Expenses Between Classes
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          Class-specific expenses of a Fund shall be allocated to the specific class of shares of the Fund. Non-class-specific expenses of a Fund shall be allocated in accordance with paragraph (c) of Rule 18f-3.

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